SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 30, 2015
(Date of Earliest Event Reported)

DATA CALL TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-54691	30-0062823
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Friendswood Dr. Suite E, Friendswood, Texas		77546
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (866) 219-2025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 30, 2015, Data Call Technologies, Inc. (the "Registrant"), executed a Convertible Note Modification Agreement (the "2015 Modification Agreement") with Ammon Wengerd (the "Note Holder") with respect to a note in the original principal amount of $50,000 issued on July 21, 2009 (the "Note"). At June 30, 2015, the principal and accrued interest on the Note is approximately $36,600.

The Note was modified on July 21, 2013 pursuant to an Addendum (the "2013 Addendum") to provide for conversion rights whereby holder of the Note was granted the right to convert the principal and accrued interest into shares of the Registrant's common stock (the "Shares") at a conversion price of $0.0001 per Share (the "Conversion Rights").

Pursuant to the terms of the 2015 Modification Agreement, a copy of which is attached as Exhibit 10.18 to this Form 8-K Report, the Registrant and the Note Holder agreed to modify the Note, as follows: (i) the Conversion Rights provided in the 2013 Addendum have been rescinded in their entirety and have no further force or effect; (ii) the maturity date of the Note has been extended to June 30, 2016; and (iii) the Registrant has the right to prepay the principal and accrued interest, in whole or in part.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.18	Convertible Note Modification Agreement dated July 30, 2015, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data Call Technologies, Inc.
By: /s/ Timothy E. Vance

Date: August 17, 2015